October 25, 2021

Society Pass Incorporated
701 S. Carson Street, Suite 200

Carson City, NV 89701

Re: Society Pass Incorporated
Registration Statement on Form S-1 (File No. 333-258056)

Ladies and Gentlemen:

We have acted as special counsel to Society Pass Incorporated, a Nevada corporation (the “Company”) to render our opinion under the substantive laws of the State of Nevada with respect to the validity of Securities (as defined below) to be offered by the Company for sale in the initial public offering pursuant to the prospectus (the “Prospectus”), contained in the Registration Statement on Form S-1 (File No. 333-258056), as amended or supplemented (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 20, 2021 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of the proposed offer and sale of (i) up to 3,322,223 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), assuming that Maxim Group, LLC, acting as representative of the underwriters and the sole book-running manager (the “Representative”) exercises the over-allotment option in full and (ii) up to 144,445 shares (the “Representative Warrant Shares”) of Common Stock issuable upon the exercise of warrants (the “Representative Warrant”), to be issued to the Representative as compensation for its services pursuant to the underwriting agreement to be entered into by and between the Company and the Representative (the “Underwriting Agreement”). The Shares and the Representative Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth below, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and authorizing the issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement, (v) the form of the Representative Warrant and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

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Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company, or a duly authorized committee thereof, and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.       When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Representative Warrant has been duly executed by the Company and delivered to and paid for by the Representative pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, (i) the Representative Warrant and the Representative Warrant Shares will have been duly authorized, (ii) the Representative Warrant will be a binding obligation of the Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity), and (iii) if, as and when issued in accordance with the terms of the Representative Warrant, the Representative Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the laws of the State of Nevada (including the reported judicial decisions interpreting such laws) and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ The Crone Law Group, P.C.

THE CRONE LAW GROUP, P.C.